                                                                   EXHIBIT 11.1B

                        CHAMPION HEALTHCARE CORPORATION
               EXHIBIT 11.1B -- COMPUTATION OF EARNINGS PER SHARE

                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          --------------------
                                                                                            1995       1996
                                                                                          ---------  ---------
                                                                                              (DOLLARS IN
                                                                                           THOUSANDS, EXCEPT
                                                                                            PER SHARE DATA)
PRIMARY:
Weighted average shares outstanding.....................................................      4,228     11,960
Net effect of dilutive stock options and warrants -- based on the treasury stock method
 using average market price (1).........................................................     --            875
                                                                                          ---------  ---------
Total...................................................................................      4,228     12,835
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Net income..............................................................................  $     177  $   1,393
Preferred stock dividend requirements...................................................     (1,421)       N/A
Accretion of preferred stock issuance cost..............................................        (68)       (49)
                                                                                          ---------  ---------
Income (loss) applicable to common stock................................................  $  (1,312) $   1,344
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Income (loss) per share.................................................................  $   (0.31) $    0.10
                                                                                          ---------  ---------
                                                                                          ---------  ---------
FULLY DILUTED:
Weighted average shares outstanding.....................................................      4,228     11,960
Net effect of dilutive stock options and warrants -- based on the treasury stock method
 using the year-end market price, if higher than average market price...................      3,330      1,008
Assumed conversion of Preferred Stock (2)...............................................      9,920      5,216
                                                                                          ---------  ---------
Total...................................................................................     17,478     18,184
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Net income..............................................................................  $     177  $   1,393
Interest reduction, net of tax effect...................................................        363        N/A
                                                                                          ---------  ---------
Income applicable to common stock.......................................................  $     540  $   1,393
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Income per share........................................................................  $     .03  $    0.08
                                                                                          ---------  ---------
                                                                                          ---------  ---------

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(1)  The effect of options and warrants  was anti-dilutive for the quarter ended
    March 31, 1995.

(2) At March 31, 1995 and 1996, the Company had 10,408,286 and 2,608,176  shares of preferred stock outstanding, respectively.